UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 11, 2025
Lucid Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (510) 648-3553
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.
Private Offering of Convertible Senior Notes
On November 11, 2025, Lucid Group, Inc. (“Lucid”) issued a press release announcing the commencement of a private offering, subject to market and other conditions, of $875,000,000 aggregate principal amount of its Convertible Senior Notes due 2031 (the “notes”). Lucid also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date Lucid first issues the notes, up to an additional $100,000,000 aggregate principal amount of the notes. The notes will be offered only to persons reasonably believed to be qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.
Repurchases of Outstanding 2026 Notes
Concurrently with the offering, Lucid expects to enter into one or more separate and individually negotiated transactions with one or more holders of its existing 1.25% Convertible Senior Notes due 2026 (the “2026 notes”) to repurchase for cash a portion of the 2026 notes on terms to be negotiated with each such holder (each, a “note repurchase”). The terms of each note repurchase are anticipated to be individually negotiated with each holder of the 2026 notes and will depend on several factors, including the market price of Lucid’s Class A common stock, par value $0.0001 per share (“Lucid’s common stock”), and the trading price of the 2026 notes at the time of each such note repurchase. No assurance can be given as to how much, if any, of these 2026 notes will be repurchased or the terms on which they will be repurchased.
Lucid expects that holders of the 2026 notes that sell their 2026 notes to Lucid in any note repurchase transaction may enter into or unwind various derivatives with respect to Lucid’s common stock and/or purchase or sell shares of Lucid’s common stock in the market to hedge their exposure in connection with these transactions. In particular, Lucid expects that many holders of the 2026 notes employ a convertible arbitrage strategy with respect to the 2026 notes and have a short position with respect to Lucid’s common stock that they would close, through purchases of Lucid’s common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to Lucid’s common stock, in connection with Lucid’s repurchase of their 2026 notes for cash. This activity could increase (or reduce the size of any decrease in) the market price of Lucid’s common stock or the notes at that time and could result in a higher effective conversion price for the notes.
Ayar Prepaid Forward Transaction
In connection with the pricing of the notes, Lucid expects Ayar Third Investment Company (“Ayar”), a wholly-owned subsidiary of the Public Investment Fund, the sovereign wealth fund of the Kingdom of Saudi Arabia, to enter into a privately negotiated prepaid forward transaction (the “prepaid forward transaction”) with a forward counterparty that is an affiliate of one of the initial purchasers of the notes (the “forward counterparty”), pursuant to which Ayar will purchase a number of shares of Lucid’s common stock with delivery expected to occur on or about the maturity date for the notes, subject to the ability of the forward counterparty to elect to settle all or a portion of the prepaid forward transaction early. Subject to the conditions set forth in the agreement governing the prepaid forward transaction, the prepaid forward transaction will be settled physically, subject to Ayar’s option to elect cash settlement of the prepaid forward transaction.
The prepaid forward transaction is generally intended to facilitate privately negotiated derivative transactions, including swaps, between the forward counterparty or its affiliates and investors in the notes relating to Lucid’s common stock by which investors in the notes will hedge their investments in the notes. As a result, the prepaid forward transaction is expected to allow the investors to establish hedge positions that generally correspond to (but may be greater than) commercially reasonable initial hedges of their investment in the notes. In the event of such greater initial hedges, investors may offset such greater portion by purchasing shares of Lucid’s common stock on or shortly after the day of pricing of the notes. In connection with establishing their initial hedge of the prepaid forward transaction, the forward counterparty or its affiliates may enter into one or more derivative transactions with respect to Lucid’s common stock with the investors of the notes concurrently with or after the pricing of the notes. None of Lucid, Ayar or the forward counterparty will control how investors of the notes may use such derivative transactions. Any such trades by the forward counterparty or its affiliates would be on a principal basis and without any agreement, arrangement or understanding between, or with, Ayar or Lucid on how those parties would hedge their own positions.

Ayar’s entry into the prepaid forward transaction with the forward counterparty and the entry by the forward counterparty into derivative transactions in respect of Lucid’s common stock with the investors of the notes, particularly if investors purchase shares of Lucid’s common stock on or shortly after the pricing date as described above, could have the effect of increasing (or reducing the size of any decrease in) the market price of Lucid’s common stock concurrently with, or shortly after, the pricing of the notes and effectively raising the initial conversion price of the notes.
In addition, such investors may enter into other transactions relating to Lucid’s common stock or the notes in connection with or in addition to such derivative transactions, including the purchase or sale of shares of Lucid’s common stock. As a result, the existence of the prepaid forward transaction, such derivative transactions and any related market activity could cause more purchases or sales of shares of Lucid’s common stock over the term of the prepaid forward transaction than there otherwise would have been had Ayar not entered into the prepaid forward transaction. Such purchases or sales could potentially increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Lucid’s common stock and/or the price of the notes.
The forward counterparty or its affiliates may also modify their hedge positions by entering into or unwinding one or more derivative transactions with respect to Lucid’s common stock and/or purchasing or selling shares of Lucid’s common stock or other securities of Lucid in secondary market transactions at any time following the pricing of the notes and prior to the maturity of the notes. These activities could also cause or avoid an increase or a decrease in the market price of Lucid’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.
Lucid will not be a party to the prepaid forward transaction. In connection with Ayar agreeing to enter into and fund the prepaid forward transaction, Lucid intends to pay a periodic cash fee to Ayar, which shall initially accrue at a rate of 0.5% per annum on the amount of prepaid forward transaction and be recalculated to reflect any early settlement of the prepaid forward transaction.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01. Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy the notes or the shares of Lucid’s common stock, if any, issuable upon conversion of the notes.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 11, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2025

LUCID GROUP, INC.

	By:	/s/ Taoufiq Boussaid
		Name:	Taoufiq Boussaid
		Title:	Chief Financial Officer